Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated April 26, 2013 relating to the audited financial statements of Solais Lighting, Inc. as of December 31, 2012 and for the year then ended, included in the Current Report on Form 8-K/A of PowerSecure International, Inc. into this Post-Effective Amendment No. 2 to Registration Statements on Form S-8 of PowerSecure International, Inc. File Nos. 333-56697, 333-32118, 333-62714, 333-116431, 333-134938.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

August 16, 2013